November 19, 2015                                  FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/media

RAYMOND JAMES FINANCIAL BOARD
ANNOUNCES ANNUAL SHAREHOLDER MEETING DATE

ST. PETERSBURG, Fla. - The Raymond James Financial Board of Directors today announced that the 2016 Annual Meeting of Shareholders will be held Thursday, February 18, 2016, at 4:30 p.m. ET, at Raymond James Financial’s headquarters in St. Petersburg. Shareholders of record as of December 23, 2015, will be entitled to notice of, and to attend and vote at, the Annual Meeting.
About Raymond James Financial, Inc.
Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 6,600 financial advisors serving in excess of 2.7 million client accounts in more than 2,700 locations throughout the United States, Canada and overseas. Total client assets are approximately $504 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.